Exhibit 99.1

BJ's Restaurants Opens Two New Restaurants in Chula Vista and Newark, California

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--November 11, 2008--BJ's Restaurants, Inc. (NASDAQ: BJRI) today announced the opening of its two newest restaurants in Chula Vista, California (in the San Diego market), and Newark, California (in the East Bay area just south of Oakland), on Monday, November 10, 2008.

The new BJ’s in Chula Vista is located in the Chula Vista Center, a 900,000 square foot shopping mall anchored by Macy’s, Sears and JC Penney that is seven miles south of downtown San Diego and seven miles north of the international border to Mexico. The new restaurant is approximately 9,000 square feet and contains seating for approximately 280 guests. The new BJ’s in Newark is located at 5699 Mowry Avenue on the northwest corner of I-880 and Mowry Avenue, directly across from the NewPark Regional Mall. The new restaurant is approximately 8,500 square feet and contains seating for approximately 270 guests.

Both new restaurants include BJ's signature deep-dish pizza, award winning handcrafted beer and our famous Pizookie® dessert. Additionally, each restaurant features BJ’s highly detailed, contemporary décor and unique video statement, including several high definition flat panel televisions, creating a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“We are excited to open two new BJ’s restaurants on the same day in our ‘home court’ of California, where we enjoy strong brand awareness and overall sales volumes,” commented Jerry Deitchle, Chairman and CEO. “Both new restaurants are located in mature, densely populated trade areas with proven levels of retail sales. Sales for our first day of operations in both restaurants were very strong. The opening of these two new restaurants represent our 14th and 15th new restaurants for the year, thereby achieving our stated goal to open as many as 15 new restaurants during fiscal 2008. As we noted in our press release on October 23, 2008, we currently anticipate that our growth in total restaurant operating weeks during fiscal 2009 will be in the approximate range of 15% to 18%. We anticipate completing our annual business planning cycle for 2009 during the next month or so, at which time we will announce the expected number and timing of new restaurant openings for the upcoming year and refine our expected operating week growth target if necessary. The entire BJ's team is very excited to open additional BJ's restaurants next year and further increase our market share in the casual dining segment.”

BJ's Restaurants, Inc. currently owns and operates 82 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (44), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 44 of our current 82 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400